Exhibit 23.6

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

ConnectOne Bancorp, Inc.

301 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

Attention: The Board of Directors

RE:	Joint Proxy Statement/Prospectus of ConnectOne Bancorp, Inc. (“ConnectOne”) and Center Bancorp, Inc. (“Center”) which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Center (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated January 20, 2014, to the Board of Directors of ConnectOne as Annex B to the Joint Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such amendment under the headings “SUMMARY—Opinion of Raymond James & Associates, Inc.,” “THE MERGER—Background of the Merger,” “THE MERGER—ConnectOne’s Reasons for the Merger” and “THE MERGER—Opinion of Raymond James & Associates, Inc. to ConnectOne’s Board.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Raymond James & Associates, Inc.
Dated: May 1, 2014